Exhibit 23


          COOPERS                            certified public accountants
          & LYBRAND





                          CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in this registration

          statement  of  The  West   Company,  Incorporated  on  Form  S-8,

          (Registration Nos. 2-95618, 2-45534, 33-32580, 33-37825, 33-61074

          and  33-61076)  of  our  report, which  includes  an  explanatory

          paragraph  stating  that  the   Company  changed  its  method  of

          accounting for income taxes  in 1993, dated February 23,  1996 on our audits of the consolidated financial statements  of  The

          West  Company,  Incorporated  and subsidiaries as of December 31,

          1995 and 1994, and for the years ended  December 31, 1995, 1994 and 1993 which report is included in this Annual Report on

          Form 10-K.




                                             COOPERS & LYBRAND L.L.P.




          600 Lee Road
          Wayne, Pennsylvania
          March 29, 1996
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